UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2024 (October 3, 2024)

MURPHY OIL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8590	71-0361522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Fwy, Suite G-200
Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281)675-9000

Not applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	MUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 7, 2024, Murphy Oil Corporation (the “Company”) entered into a credit agreement governing a $1,200.0 million revolving credit facility (the “New Revolving Credit Facility”). The New Revolving Credit Facility is a senior unsecured guaranteed facility with a maturity date in October 2029.

Borrowings under the New Revolving Credit Facility bear interest at rates based on either the “Alternate Base Rate,” the “Adjusted Term SOFR Rate,” or the “Adjusted Daily Simple SOFR,” respectively, plus the “Applicable Rate.” The “Alternate Base Rate” of interest is the highest of (a) the Wall Street Journal prime rate in effect on such day, (b) the New York Federal Reserve Bank Rate in effect on such day, plus 1⁄2 of 1.00% and (c) the Adjusted Term SOFR Rate for a one-month interest period as published two U.S. Government Securities Business Days (as defined in the credit agreement governing the New Revolving Credit Facility) prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day), plus 1.00%. The “Adjusted Term SOFR Rate” of interest is equal to (a) the Term SOFR Rate (as defined in the credit agreement governing the New Revolving Credit Facility) for such interest period, plus (b) 0.10%. The “Adjusted Daily Simple SOFR” of interest is equal to (a) the Daily Simple SOFR (as defined in the credit agreement governing the New Revolving Credit Facility), plus (b) 0.10%. The “Applicable Rate” of interest means, for any day, the applicable rate per annum based upon the ratings of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, respectively, as set forth in the grid included in the full text of the credit agreement governing the New Revolving Credit Facility.

On the date the Company achieves certain credit ratings (the “Investment Grade Ratings Date”), certain covenants will be modified as set forth in the credit agreement governing the New Revolving Credit Facility. In addition, prior to the Investment Grade Ratings Date, the Company will be required to comply with a maximum consolidated leverage ratio of 3.25x and a minimum consolidated interest coverage ratio of 2.50x. From and after the Investment Grade Ratings Date, the Company will be required to comply with a maximum ratio of consolidated total debt to consolidated total capitalization of 60.00%.

The description above does not purport to be complete and is qualified in its entirety by reference to the full text of the credit agreement governing the New Revolving Credit Facility, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the credit agreement governing the New Revolving Credit Facility is incorporated by reference to this Item 2.03.

Item 8.01.	Other Events.

On October 3, 2024, the Company issued a press release to announce the early tender results of its previously announced cash tender offers to purchase certain of the Company’s outstanding senior notes (the “Notes”). A copy of the press release announcing the early tender results is filed herewith as Exhibit 99.1 and incorporated by reference herein.

This Current Report on Form 8-K is neither an offer to purchase nor the solicitation of an offer to sell the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated as of October 7, 2024, among Murphy Oil Corporation, Murphy Exploration & Production Company – International and Murphy Oil Company Ltd., as borrowers, JPMorgan Chase Bank N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release dated October 3, 2024, entitled “Murphy Oil Corporation Announces Early Results of Cash Tender Offers for Outstanding Debt Securities”.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2024	MURPHY OIL CORPORATION

	By:	/s/ Paul D. Vaughan
	Name:	Paul D. Vaughan
	Title:	Vice President and Controller